Document Number Only

P94000088085

C T CORPORATION SYSTEM

Requestor's Name

660 East Jefferson Street

Address

Tallahassee, Florida 32301

City State Zip Phone

904-222-1092

700002612317--7
-08/11/98--01005--001
*****70.00 *****70.00

CORPORATION(S) NAME

FILED
98 AUG 10 PM 2:5?
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

NuOncology Labs, Inc., a Virginia corporation
merging into: NuOncology Labs, Inc. a Florida Corporation

RECEIVED
98 AUG 10 PH 3:3?
DIVISION OF CORPORATIONS

( ) Profit ( ) NonProfit ( ) Limited Liability Company ( ) Foreign	( ) Amendment ( ) Dissolution/Withdrawal	(X) Merger ( ) Mark
( ) Limited Partnership ( ) Reinstatement	( ) Annual Report ( ) Reservation	( ) UCC Filing ( ) Other ( ) Change of R.A. ( ) Fictitious Name
( ) Certified Copy	( ) Photo Copies	( ) CUS G/S
( ) Call When Ready (●) Walk In ( ) Mail Out	( ) Call if Problem ( ) Will Wait	( ) After 4:30 (●) Pick Up

Name Availability	
Document Examiner	
Updater	JG
Verifier	
Acknowledgment	8/11
W.P. Verifier	

8/10

PLEASE RETURN EXTRA COPY(S)
FILE STAMPED

Please call Jeff Butterfield
if any problems/questions.

THANKS !

CR2E031 (1-89)

Merger

FLORIDA DEPARTMENT OF STATE
Sandra B. Mortham
Secretary of State

August 11, 1998

WALK-IN
Pick-up

CT CORPORATION SYSTEM

TALLAHASSEE, FL

SUBJECT: NUONCOLOGY LABS, INC.
Ref. Number: P94000088085

We have received your document for NUONCOLOGY LABS, INC. and your check(s) totaling $70.00. However, the enclosed document has not been filed and is being returned for the following correction(s):

For each corporation, the document must contain the date of adoption of the plan of merger or share exchange by the shareholders or by the board of directors when no vote of the shareholders is required.

If shareholder approval was not required, a statement to that effect must be contained in the merger for each applicable corporation.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call (850) 487-6908.

Teresa Brown
Corporate Specialist

Letter Number: 998A00041623

ATTN: Teresa Brown
plan backdate
to AUG 10, 1998.
THANKS.

RECEIVED
98 AUG 11 PM 12:43
DIVISION OF CORPORATION

ARTICLES OF MERGER
Merger Sheet

MERGING:

NUONCOLOGY LABS, INC., a Virginia corporation

INTO

NUONCOLOGY LABS, INC., a Florida corporation, P94000088085.

File date: August 10, 1998

Corporate Specialist: Teresa Brown

ARTICLES OF MERGER

Pursuant to Section Title 13.1, Chapter 9, Article 12 of the Code of Virginia of 1950 (as amended), the undersigned corporations, NuOncology Labs, Inc., a Florida corporation ("NuLabs Florida"), and NuOncology Labs, Inc., a Virginia corporation ("NuLabs Virginia"), hereby state the following:

FILED
98 AUG 10 PM 2:57
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

I.

PLAN OF MERGER

1. The names of the corporations planning to merge are:

    a. NuOncology Labs, Inc., a Florida corporation

    b. NuOncology Labs, Inc., a Virginia corporation

2. The name of the surviving corporation is NuOncology Labs, Inc. It is incorporated in the State of Florida.

3. The terms and conditions of the merger are as follows:

    a. NuLabs Virginia shall merge with and into NuLabs Florida, which shall be and continue in existence as the surviving corporation, and the separate corporate existence of NuLabs Virginia shall cease.

    b. As of the effective date and time, NuLabs Florida shall succeed to all of the assets and liabilities of NuLabs Virginia.

4. The manner and basis of converting the shares of each corporation that is a party to the merger into the shares of NuLabs Florida, the surviving corporation, are as follows:

    a. Each share of NuLabs Virginia common stock shall be converted automatically in the merger into one (1) share of NuLabs Florida common stock.

    b. Each share of NuLabs Florida common stock that is issued and outstanding immediately prior to the merger shall remain as an issued and outstanding share of NuLabs Florida common stock.

    c. There is no manner and basis of converting rights to acquire shares in either corporation into rights to acquire shares, obligations or other securities in any other corporation or into cash or other property in whole or in part.

II.

SHAREHOLDER APPROVAL OF THE MERGER

1. The Board of Directors of NuLabs Virginia unanimously approved the Agreement and Plan of Merger and submitted it in accordance with Chapter 9 of Title 13.1 of the Code of Virginia to its shareholders. The Agreement and Plan of Merger was adopted by unanimous consent of the shareholders of NuLabs Virginia.

2. The Agreement and Plan of Merger was unanimously approved by the Board of Directors of NuLabs Florida and was submitted to the shareholders of NuLabs Florida by the Board of Directors in accordance with the laws of the State of Florida.

    a. The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the plan are as follows:

        (1) The designation of the sole class of stock is "common stock."

        (2) There are 4,000,000 issued and outstanding shares of common stock of NuLabs Florida.

        (3) The number of shares of common stock entitled to vote separately on the plan was zero.

    b. The total number of votes cast in favor of the plan was 3,500,000 shares. Zero votes were cast against the plan. The number of votes cast in favor of the plan was sufficient for approval of the plan by the holders of common stock of NuLabs Florida.

III.

1. The merger is permitted under the laws of the State of Florida, and NuOncology Labs, Inc., the sole foreign corporation that is a party to the merger, has complied with the laws of the State of Florida in effecting the merger.

2. The name of the state under whose law each foreign corporation planning to merge is incorporated is Florida. The name of the state of incorporation of the surviving foreign corporation is Florida.

3. The Articles of Merger shall become effective when accepted for filing by the State Corporation Commission.

IV.

1. The undersigned President of NuLabs Virginia declares the facts herein are true as of August 5, 1998. Plan of Merger was Adopted by the shareholders on July 22, 1998.

2. The undersigned President of NuLabs Florida declares the facts herein are true as of August 5, 1998. PLAN OF MERGER WAS ADOPTED BY THE SHAREHOLDERS July 28, 1998.

NuOncology Labs, Inc.,
a Virginia corporation

By: [signature]
Philip F. Enlow, President

NuOncology Labs, Inc.,
a Florida corporation

By: [signature]
Christos Koumbis, President